Exhibit 99.1
Universal Insurance Holdings Reports First Quarter 2019 Results

•	1Q19 total revenue up 23.5% to $236.6 million

•	1Q19 direct premiums written (“DPW”) up 7.1% to $289.2 million

•	1Q19 other states (non-Florida) DPW up 31.5%

•	1Q19 diluted GAAP earnings per share (“EPS”) of $1.14, non-GAAP adjusted EPS[1] of $1.00

•	1Q19 combined ratio of 87.2%

•	1Q19 annualized return on average equity of 30.4%

•	Year-over-year book value per share up 17.2% to $15.57

(1) Excludes net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions (“non-GAAP adjusted EPS”). Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., April 24, 2019 – Universal Insurance Holdings (NYSE: UVE) (the “Company”) reported 2019 first quarter diluted EPS of $1.14 on a GAAP basis and $1.00 non-GAAP adjusted EPS1. Total revenue was up 23.5% from the year-ago quarter to $236.6 million. Book value per share grew to $15.57, an increase of 17.2% year over year, with an annualized return on average equity of 30.4%.

“We are off to a good start to 2019 with solid first quarter results, including a 31.5% increase in other states direct premiums written, strong performance from our investment portfolio, and a total annualized return on average equity of 30.4%,” said Sean P. Downes, Chairman and Chief Executive Officer.

“In addition, we received rate increase approvals in Florida and Georgia for new and renewal business, including high single digit increases in certain territories, the majority of which will take effect in the latter part of the second quarter. We also continued to expand our addressable market in the first quarter through the launch of Universal Property in Illinois, one of the top five largest personal residential homeowners states in the country by direct premiums written. Lastly, we added nine carrier appointments to our digital insurance distribution channel CloveredSM across Homeowners, Auto, Flood, and E&S lines. These milestones mark good progress against our strategic priorities and put us in position to focus on disciplined growth, maximize earnings stability, and continue to strengthen our foundation.”

Summary Financial Results

($thousands, except per share data)	First Quarter
	FY19	FY18	Change
(GAAP comparison)
Total revenue	$236,586	$191,500	23.5%
Income before income taxes	53,744	51,699	4.0%
Income before income taxes margin	22.7%	27.0%	(15.9)%
Diluted EPS	1.14	1.12	1.8%

Annualized return on average equity (ROE)	30.4%	34.6%	(4.2) pts
Book value per share, end of period	15.57	13.28	17.2%

(Non-GAAP comparison)*
Adjusted Operating Income	47,315	59,528	(20.5)%
Adjusted EPS	1.00	1.28	(21.9)%
*Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted operating income excludes net realized and unrealized gains and losses on investments, interest expense, and extraordinary reinstatement premiums and associated commissions. Non-GAAP adjusted EPS excludes net realized and unrealized gains and losses on investments, as well as extraordinary reinstatement premiums and associated commissions.

Total revenue grew 23.5% for the quarter, driven primarily by higher organic premium volume, pricing, and investment portfolio performance. Income before income tax was up 4.0% for the quarter and adjusted operating income was down 20.5% for the quarter. Income before income tax produced a 22.7% margin for the quarter, bolstered by our investment portfolio and integrated services businesses. GAAP diluted EPS grew 1.8% for the quarter driven by higher premium volume, pricing, and the investment portfolio performance, partially offset by an increased core loss ratio, a lower benefit from integrated services as prior years claims conclude, a Q1 hail event in Brevard County, Florida, and a higher effective tax rate. The Company produced a strong annualized return on average equity of 30.4% and book value per share growth of 17.2% year over year.

Underwriting

($thousands, except policies in-force)	First Quarter
	FY19	FY18	Change
Policies in-force	840,770	777,607	8.1%
In-force premium	$1,212,093	$1,082,224	12.0%

Direct premiums written	$289,234	$269,984	7.1%
Direct premium earned	295,377	262,261	12.6%
Net premium earned	209,727	182,577	14.9%

Expense ratio	33.3%	35.0%	(1.7	) pts
Loss & LAE ratio	53.9%	41.6%	12.3	pts
Combined ratio	87.2%	76.6%	10.6	pts

Direct premiums written were up single digits for the quarter, led by growth of 31.5% in Other States (non-Florida) and 3.4% in Florida. Underlying growth in Florida was tempered by more disciplined underwriting guidelines, while our Other States geographic expansion continues to be strong.

On the expense side, the combined ratio increased 10.6 points for the quarter driven by increased losses in connection with the diversified growth in the company’s underlying business, increased estimated losses as previously disclosed in 4Q18, a reduced benefit from our claims adjusting business and the Q1 hail event, partially offset by an improvement in the expense ratio as set forth below:

•	The expense ratio improved 1.7 points for the quarter driven primarily by a 1.6 point improvement in the other operating expense ratio due to scale benefits and reduced executive compensation.

•	The net loss and loss adjustment expense ratio increased 12.3 points for the quarter. Quarterly drivers include:

–	Weather events in excess of plan of $5 million or 2.4 points ($0 million in 1Q18) for the quarter were directly related to the hail storm that affected Brevard County, Florida in March.

–
All other losses and loss adjustment expense of $108.3 million or 51.6 points for the quarter includes diversified growth and an increase in our estimated losses as previously discussed in 4Q18 and a reduced benefit from our adjusting business as prior years claims conclude.

Services

($thousands)	First Quarter
	FY19	FY18	Change
Commission revenue	$5,505	$5,271	4.4%
Policy fees	5,021	4,775	5.2%
Other revenue	1,684	1,842	(8.6)%
Total	12,210	11,888	2.7%

Total services revenue increased 2.7% for the quarter driven by commission revenue earned on ceded premiums and an increase in policy fees related to volume, partially offset by other revenue.

Investments

($thousands)	First Quarter
	FY19	FY18	Change
Net investment income	$8,142	$4,785	70.2%
Realized gains (losses)	(11,525)	(2,641)	336.4%
Unrealized gains (losses)	18,032	(5,109)	NM
NM = Not Meaningful

Net investment income increased 70.2% for the quarter due to rising interest rates compared to the prior year’s quarter, asset mix, as well as higher average levels of invested assets. Realized losses in the first quarter of 2019 were the result of liquidating underperforming equity securities. Unrealized gains were driven by market fluctuations in equity securities resulting in a favorable outcome for the quarter.

Capital Deployment

During the first quarter, the Company repurchased approximately 321 thousand shares at an aggregate cost of $10.1 million. The Company’s current share repurchase authorization program has $4.4 million remaining as of March 31, 2019 and runs through May 31, 2020.

On April 10, 2019 the Board of Directors of the Company declared a quarterly cash dividend of 16 cents per share of common stock, payable May 10, 2019, to shareholders of record as of the close of business on May 3, 2019.

Conference Call and Webcast

•	Thursday, April 25, 2019 at 8:30 a.m. ET

•	U.S Dial-in Number: (855) 752-6647

•	International: (503) 343-6667

•	Participant code: 8857016

•	Listen to live webcast and view presentation: UniversalInsuranceHoldings.com

•	Replay of the call will be available on the UVE website and by phone at (855) 859-2056 or internationally at (404) 537-3406 using the participant code: 8857016 through May 9, 2019

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc. (UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 18 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including adjusted earnings per diluted share for the first quarter of 2019 and 2018, in each case excluding the impact of the net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions. Extraordinary reinstatement premiums are not covered by reinstatement premium protection and attach just below the Florida Hurricane Catastrophe Fund (FHCF) reinsurance layer. Adjusted operating income for the first quarter of 2019 and 2018, in each case, exclude the impact of the net realized and unrealized gains and losses on investments, as well as interest expense and extraordinary reinstatement premiums and associated commissions. A “n on-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Investor Relations Contact:
Rob Luther, 954-958-1200 ext. 6750
VP, Corporate Development, Strategy & IR
rluther@universalproperty.com

Media Relations Contact:
Andy Brimmer / Mahmoud Siddig, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	March 31,	December 31,
	2019	2018
ASSETS
Invested Assets
Fixed maturities, at fair value	$840,028	$820,438
Equity securities, at fair value	53,175	63,277
Investment real estate, net	25,070	24,439
Total invested assets	918,273	908,154
Cash and cash equivalents	185,061	166,428
Restricted cash and cash equivalents	2,635	2,635
Prepaid reinsurance premiums	57,100	142,750
Reinsurance recoverable	323,294	418,603
Premiums receivable, net	58,346	59,858
Property and equipment, net	40,102	34,991
Deferred policy acquisition costs	83,284	84,686
Goodwill	2,319	2,319
Other assets	27,455	37,966
TOTAL ASSETS	$1,697,869	$1,858,390

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$366,356	$472,829
Unearned premiums	595,536	601,679
Advance premium	44,545	26,222
Reinsurance payable, net	48,171	93,306
Long-term debt	11,029	11,397
Other liabilities	93,182	151,324
Total liabilities	1,158,819	1,356,757
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value) [1]	—	—
Common stock ($0.01 par value) [2]	467	465
Treasury shares, at cost - 12,052 and 11,731	(140,516)	(130,399)
Additional paid-in capital	87,328	86,353
Accumulated other comprehensive income (loss), net of taxes	3,974	(8,010)
Retained earnings	587,797	553,224
Total stockholders' equity	539,050	501,633
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,697,869	$1,858,390

Notes:
1 - Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

2 - Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 46,674 and 46,514 shares; Outstanding 34,622 and 34,783 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2019	2018
REVENUES
Net premiums earned	$209,727	$182,577
Net investment income	8,142	4,785
Net realized gains/(losses) on investments	(11,525)	(2,641)
Net unrealized gains/(losses) on investments	18,032	(5,109)
Commission revenue	5,505	5,271
Policy fees	5,021	4,775
Other revenue	1,684	1,842
Total revenues	236,586	191,500

EXPENSES
Losses and loss adjustment expenses	113,094	75,926
Policy acquisition costs	43,511	38,043
Other operating expenses	26,159	25,753
Interest expense	78	79
Total expenses	182,842	139,801

Income before income tax expense	53,744	51,699
Income tax expense	13,596	11,644
NET INCOME	$40,148	$40,055

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Weighted average common shares outstanding - basic	34,741	34,839
Weighted average common shares outstanding - diluted	35,206	35,660
Shares outstanding, end of period	34,622	35,012
Basic earnings per common share	$1.16	$1.15
Diluted earnings per common share	$1.14	$1.12
Cash dividend declared per common share	$0.16	$0.14
Book value per share, end of period	$15.57	$13.28
Annualized return on average equity (ROE)	30.4%	34.6%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In-Force data)

	Three Months Ended
	March 31,
	2019	2018
Premiums
Direct premiums written - Florida	$242,148	$234,178
Direct premiums written - Other States	47,086	35,806
Direct premiums written - Total	$289,234	$269,984
Direct premiums earned	$295,377	$262,261
Net premiums earned	$209,727	$182,577

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	53.9%	41.6%
Policy acquisition cost ratio	20.7%	20.8%
Other operating expense ratio	12.5%	14.1%
General and administrative expense ratio	33.3%	35.0%
Combined ratio	87.2%	76.6%

Other Items
(Favorable)/Unfavorable prior year reserve development	$(185)	$(44)
Points on the loss and loss adjustment expense ratio	(10.0) bps	—

	As of
	March 31,
	2019	2018
Policies In-Force
Florida	640,837	621,820
Other States	199,933	155,787
Total	840,770	777,607

In-Force Premium
Florida	$1,023,256	$941,418
Other States	188,837	140,806
Total	1,212,093	1,082,224

Total Insured Value
Florida	$157,435,252	$148,659,550
Other States	77,191,460	55,952,252
Total	234,626,712	204,611,802

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

	First Quarter
	FY19	FY18
Income Before Income Taxes	$53,744	$51,699
Adjustments:
Reinstatement premium, net of commissions (2)	—	—
Net unrealized (gains)/losses on investments	(18,032)	5,109
Net realized (gains)/losses on investments	11,525	2,641
Interest Expense	78	79
Total Adjustments	(6,429)	7,829
Non-GAAP Adjusted Operating Income	47,315	59,528

GAAP Diluted EPS	$1.14	$1.12
Adjustments:
Reinstatement premium, net of commissions (2)	—	—
Net unrealized (gains)/losses on investments	(0.51)	0.14
Net realized (gains)/losses on investments	0.33	0.07
Total Pre-Tax Adjustments	(0.18)	0.21
Income Tax on Above Adjustments	0.04	(0.05)
Total Adjustments	(0.14)	0.16
Non-GAAP Adjusted EPS	$1.00	$1.28

(2) Includes reinstatement premiums not covered by reinstatement premium protection and related commissions.